Exhibit 10.2
MYLAN
EXECUTIVE INCOME DEFERRAL PLAN
(Effective January 1, 2010)
ARTICLE I
INTRODUCTION
     1.01 Name. The name of this Plan is the Mylan Executive Income Deferral Plan (the “Plan”).
     1.02 Effective Date. The effective date of this Plan is January 1, 2010.
     1.03 Purpose. This Plan is established and maintained by Mylan for the purposes of providing deferred compensation and retention incentives to a select group of management or highly compensated employees. This document sets forth the terms of the Plan and (i) specifies the group of Employees of the Company and any of its subsidiaries and affiliates who are eligible to participate in the Plan, (ii) sets forth the procedures for electing to defer compensation under the Plan, and (iii) establishes the Plan’s provisions for maintaining and paying out amounts that have been deferred. Mylan intends that the Plan shall at all times be maintained on an unfunded basis for federal income tax purposes under the Code and administered as a non-qualified “top-hat” plan exempt from the substantive requirements of ERISA. Mylan also intends that the Plan be operated and maintained in accordance with the requirements of Section 409A of the Code and the regulations and guidance thereunder.
ARTICLE II
DEFINITIONS
     When used in this Plan, the following underlined terms shall have the meanings set forth below unless a different meaning is plainly required by the context:
     2.01 Account: The unfunded account maintained for a Participant by the Administrator to determine, from time to time, the Participant’s interest under this Plan.
     2.02 Administrator: The Compensation Committee of the Board of Directors of the Company (the “Committee”), and any successor thereto, provided the Committee may delegate such of its powers and authority under the Plan as it deems appropriate to a subcommittee or to designated officers or employees of the Company, in which event all references in the Plan to the Administrator shall be deemed to refer to the delegate(s).
     2.03 Base Compensation: An Eligible Employee’s adjusted annual base salary, to the extent paid in U.S. dollars from the Company’s U.S. payroll.
     2.04 Beneficiary: The person or persons properly designated by a Participant, as determined by the Administrator, to receive the amounts the Participant’s Account in the event of the Participant’s death (or, in the absence of any designation or the death of a Beneficiary, such person or entity who, by operation of law, succeeds to the rights and obligations of the Participant upon his or her death).
     2.05 Bonus Compensation: An Eligible Employee’s adjusted annual cash incentive award earned under the Company’s annual incentive or performance plan, to the extent paid in U.S. dollars from the Company’s U.S. payroll.
     2.06 Change in Control: Change in Control shall have the meaning ascribed to such term in the Mylan Inc. Amended and Restated 2003 Long-Term Incentive Plan as in effect at the time the deferral election is made or the Employee Deferral Award is granted, as applicable; provided, that a Change in Control shall be deemed to have occurred under this Plan only if a change in the ownership or effective control of the Company or a change in the ownership of a substantial portion of the assets of the Company shall also be deemed to have occurred under Section 409A.
     2.07 Code: The Internal Revenue Code of 1986, as amended.
     2.08 Company: Mylan Inc., a corporation organized and existing under the laws of the Commonwealth of Pennsylvania, or its successor or successors.
     2.09 Election Form: The form prescribed by the Administrator on which a Participant specifies the amount of his or her Base Compensation and Bonus Compensation to be deferred pursuant to the provisions of Article V.
     2.10 Eligible Employee: The term, Eligible Employee, shall have the meaning given to it in Section 3.01(b).
     2.11 Employee Deferral Award: Any non-elective deferred cash award that is designated by the Administrator as an Employee Deferral Award and evidenced by an Employee Deferral Award Agreement.
     2.12 Employee Deferral Award Agreement: An agreement that evidences each Employee Deferral Award and sets forth the terms and conditions of such award, including, without limitation, the amount of the Employee Deferral Award and the vesting schedule.
     2.13 ERISA: The Employee Retirement Income Security Act of 1974, as amended.
     2.14 Participant: Any Eligible Employee who is qualified to participate in this Plan in accordance with Section 3.01 and who has an Account (including, as applicable, any former employee who has an Account at the time the employee terminated employment).
     2.15 Plan: The Mylan Executive Income Deferral Plan, as set forth herein and as it may be amended and restated from time to time.

     2.16 Plan Year: The 12-consecutive month period beginning on January 1 and ending on December 31.
     2.17 Qualified 401(k) Plan: The Mylan Profit Sharing 401(k) Plan, as such plan may be amended from time to time, or any successor thereto.
     2.18 Section 409A: Section 409A of the Code and the applicable regulations and other guidance issued thereunder.
     2.19 Separation from Service: A Participant’s separation from service with the Company and its subsidiaries and/or affiliates which meets the requirements of Section 409A(a)(2)(A)(i) of the Code.
     2.20 Specified Employee: Any Eligible Employee or former Eligible Employee who is determined to be a “specified employee” within the meaning of Section 409A.
     2.21 Unforeseeable Emergency: Unforeseeable Emergency shall have the meaning ascribed to such term in Section 409A.
ARTICLE III
ELIGIBILITY AND PARTICIPATION
     3.01 Eligibility to Participate.
     (a) Only Eligible Employees shall be eligible to defer Base Compensation or Bonus Compensation or receive Employee Deferral Awards under this Plan. During the period an individual satisfies all of the eligibility requirements of this Section, he or she shall be referred to as an Eligible Employee.
     (b) An Eligible Employee shall mean any employee designated by the Administrator as eligible to participate in the Plan. Initially, an Eligible Employee is limited to an employee who is classified by the Administrator as an officer of the Company or any of its subsidiaries or affiliates, who maintains a position of Grade 70 or higher as defined by the Global Human Resources Department of the Company, and who receives remuneration that is paid in U.S. dollars from the Company’s U.S. payroll for personal services rendered in the employment of the Company or any of its subsidiaries or affiliates. Notwithstanding the preceding sentence, from time to time the Administrator may modify, limit or expand the class of Eligible Employees eligible to defer hereunder, pursuant to criteria for eligibility that need not be uniform among all or any group of Eligible Employees; provided, that all Eligible Employees must be management or highly-compensated employees.
     (c) Each Eligible Employee shall become an active Participant on the earlier of (i) the date an amount is first withheld from his or her compensation pursuant to an Election Form submitted by the Eligible Employee to the Administrator in accordance with Section 5.01 or (ii) the date on which an Employee Deferral Award is made to such Eligible Employee in accordance with Section 4.01.
     3.02 Termination of Eligibility to Defer or Receive Awards.
          A Participant’s eligibility to make future deferrals under Section 5.01 or to receive future Employee Deferral Awards shall terminate upon the date he or she ceases to be an Eligible Employee described in Section 3.01(b). If a Participant ceases to be an Eligible Employee but remains an Employee, the Participant shall be considered an inactive Participant in this Plan.
     3.03 Termination of Participation.
          An individual who is a Participant (whether active or inactive) under the Plan shall cease to be a Participant on the date his or her Account is fully paid out.
ARTICLE IV
EMPLOYEE DEFERRAL AWARDS
     4.01 Employee Deferral Awards.
          The Administrator may, in its sole discretion, grant Employee Deferral Awards to Eligible Employees, which awards shall be subject to the terms and conditions, including vesting, as determined by the Administrator in its sole discretion at the time the Employee Deferral Award is made and is evidenced in an Employee Deferral Award Agreement. No Eligible Employee or Participant shall have any claim to be granted any Employee Deferral Award hereunder and there shall be no obligation for uniformity of treatment of Eligible Employees or Participants hereunder with respect to Employee Deferral Awards.
ARTICLE V
DEFERRAL OF COMPENSATION
     5.01 Deferral Elections.
     (a) Each Eligible Employee may make an election to defer under the Plan any whole percentage of his or her Base Compensation (up to 50%) and/or Bonus Compensation (up to 100%) for a Plan Year in the manner described in Section 5.02. Such deferral elections, if any, shall be in addition to (i) any amounts that may be deferred under the Qualified 401(k) Plan and (ii) any amounts deferred by the Eligible Employee under the 401(k) Restoration Plan for the applicable Plan Year. Any percentage of Base Compensation deferred by an Eligible Employee for a Plan Year shall be deducted ratably over each pay period during the Plan Year for which he or she has Base Compensation and is an Eligible Employee. The percentage of Bonus Compensation deferred by an Eligible Employee for a Plan Year shall be deducted from his or her payment under the applicable compensation program at the time it would otherwise be made.

     (b) Notwithstanding subsection (a) above, the Administrator in its discretion may implement rules and procedures from time to time that allow Participants: (1) to elect to defer Base Compensation or Bonus Compensation in amounts other than whole percentages, such as in whole dollar amounts, or (2) to specify a dollar maximum that would limit their percentage deferral elections of Base Compensation or Bonus Compensation.
     5.02 Time and Manner of Elections.
     (a) For each Plan Year, Eligible Employees shall be permitted to defer Base Compensation and/or Bonus Compensation. All Eligible Employees shall be offered the opportunity to make two separate and distinct irrevocable elections; one election may be made with respect to Base Compensation and the other may be made with respect to Bonus Compensation. Any Eligible Employee who elects to defer Base Compensation or Bonus Compensation under the Plan must file a completed Election Form with the Administrator by December 31st of the year preceding the year in which the services are performed for which the Base Compensation or Bonus Compensation is paid (or such other date established by the Administrator in accordance with Section 409A).
     (b) To be effective, an Eligible Employee’s Election Form must set forth the percentage of Base Compensation or Bonus Compensation to be deferred in accordance with subsection (b) above and any other information that may be required by the Administrator from time to time. An election shall be irrevocable once received and determined by the Administrator to be properly completed. The Administrator may grant an extension of any election period or may permit the complete revocation of an election, but such extension or revocation shall not permit an election or revocation to be made after the latest time permissible for initial deferral elections under Section 409A. Increases or decreases in the amount or percentage of Base Compensation or Bonus Compensation a Participant elects to defer shall not be permitted once an election has become irrevocable.
     (c) A Beneficiary shall be paid in accordance with the terms of a Participant’s Election Form, or defaulted based on applicable State law as interpreted by the Administrator in accordance with the terms of this Plan.
     5.03 Newly Eligible Employees.
          Notwithstanding anything to the contrary contained herein, the Administrator, acting on behalf of the Company, may, in its discretion, permit an employee who first becomes an Eligible Employee after the beginning of a Plan Year, and such employee is not and was not otherwise eligible to participate in this or any other nonqualified deferred compensation plan of the Company for the Plan Year that is required to be aggregated with the Plan for purposes of Section 409A, to enroll in the Plan to defer Base Compensation or Bonus Compensation for that Plan Year by filing a completed and fully executed Election Form, in accordance with Section 5.02, as soon as administratively practicable following the date the employee becomes an

Eligible Employee but, in any event, within thirty (30) days after such date. Notwithstanding the foregoing, any election by an Eligible Employee to make an election to defer Base Compensation pursuant to this Section shall apply only with respect to Base Compensation to be earned for payroll cycles that begin after the date on which such Election Form is filed. For this purpose, with respect to the Bonus Compensation attributable to any annual incentive, the election will be deemed to apply to the portion of the annual incentive paid for services performed after the Election Form is filed, such amount to be equal to the total amount of the annual incentive for the performance period multiplied by the ratio of the number of days remaining in the performance period for the annual incentive after the Election Form is filed over the total number of days in the performance period.
ARTICLE VI
INTERESTS OF PARTICIPANTS
     6.01 Accounting for Participants’ Interests.
     (a) Accounts. A Participant’s deferral shall be credited to his or her Account as soon as practicable following the date on which the compensation would have been paid to the Participant in the absence of its deferral. A Participant’s Account is a bookkeeping device designed to track the value of his or her deferrals (and the Company’s liability therefor). No assets are required to be reserved or segregated in connection with any Account, and no Account shall be insured or otherwise secured.
     (b) Account Earnings or Losses. A Participant’s Account shall be credited with earnings and gains (and shall be debited for expenses and losses) determined as if the amounts credited to his or her Account had actually been invested as directed by the Participant in accordance with this Article VI. The Plan provides only for “deemed investments,” and therefore such earnings, gains, expenses and losses are hypothetical and not actual. However, they shall be applied to measure the value of a Participant’s Account and the amount of the Company’s liability to make deferred payments to or on behalf of the Participant.
     6.02 Deemed Investment Options; Account Earnings or Losses.
     Deemed Investment Options available under the Plan shall consist of some or all of the Designated Investment Options under the Qualified 401(k) Plan that the Administrator designates from time to time as the Deemed Investment Options; provided, however, that if the Participant does not affirmatively elect a Deemed Investment Option, the Participant will be deemed to have elected the default investment option that the Administrator has designated for this purpose.
     6.03 Changes in Deemed Investment Options.
     A Participant may change the Deemed Investment Options to which amounts credited to a Participant’s Account are deemed to be allocated on such basis as determined by the Administrator in its sole discretion.

     6.04 Vesting of a Participant’s Account.
     (a) Base Compensation and Bonus Compensation. A Participant’s interest in the value of any deferrals of Base Compensation or Bonus Compensation credited to his or her Account shall at all times be 100% vested, and shall not be forfeited as a result of his or her Separation from Service or any other reason. However, a Participant’s right to be paid by the Company shall remain subject to the claims of the general creditors of the Company.
     (b) Employee Deferral Awards. A Participant’s interest in the value of any Employee Deferral Awards credited to his or her Account shall vest in accordance with the terms set forth in the Participant’s Employee Deferral Award Agreement. Accordingly, unless otherwise provided in a Participant’s Employee Deferral Award Agreement, the value of any unvested Employee Deferral Awards (or any unvested portions thereof) credited to a Participant’s Account shall be forfeited upon such Participant’s Separation from Service.
     (c) Accelerated Vesting upon a Change in Control. Unless otherwise set forth in a Participant’s Employee Deferral Award Agreement, upon a Change in Control, a Participant will become immediately and 100% vested in his or her Employee Deferral Award.
ARTICLE VII
DISTRIBUTIONS
     7.01 General.
          A Participant’s Account shall be distributed as provided in this Article VII. In no event shall any portion of a Participant’s Account be distributed in any manner that is not in compliance with Section 409A.
     7.02 Distribution Pursuant to Deferral Election.
          (a) Distribution Date. Unless distributed earlier as provided in this Plan, distributions from a Participant’s vested Account shall be made within sixty days following the Participant’s Separation from Service. Notwithstanding the above, if the Participant is classified as a Specified Employee within the meaning of Section 409A at the time the individual incurs a Separation from Service, then, to the extent necessary to avoid the imposition of additional taxes, distributions from a Participant’s vested Account shall not be paid for six months following the date of such Specified Employee’s Separation from Service. Any delayed payments during this six-month period shall include any returns on Deemed Investment Options credited thereon as described in Section 6.01.
          (b) Method of Payment. All distributions under this Plan shall be paid in cash in a lump sum after applicable tax withholdings.

          (c) Distributions on Death. In the event of a Participant’s death before his or her Account has been distributed, distribution(s) shall be made to the Beneficiary (which Beneficiary shall be designated by the Eligible Employee or otherwise follow applicable State law) in a single lump sum cash payment within sixty (60) days after the date of death or as soon as administratively feasible.
          (d) Distributions on Unforeseeable Emergency. In the event of an Unforeseeable Emergency, in accordance with the requirements of Section 409A, a Participant may request a distribution of all or any vested portion of his or her Account.
ARTICLE VIII
PLAN ADMINISTRATION
     8.01 Administrator.
          The Administrator shall be responsible for the administration of the Plan.
     8.02 Action.
          Action by the Administrator may be taken in accordance with procedures that the Administrator adopts from time to time.
     8.03 Powers of the Administrator.
          The Administrator shall administer and manage the Plan and shall have all powers necessary to accomplish that purpose, including (but not limited to) the following:
     (a) To exercise its discretionary authority to construe, interpret, and administer this Plan;
     (b) To exercise its discretionary authority to make all decisions regarding eligibility, participation and deferrals, to make allocations and determinations required by this Plan, and to maintain records regarding Participants’ Accounts;
     (c) To compute and certify the amount and kinds of payments to Participants or their Beneficiaries, and to determine the time and manner in which such payments are to be paid;
     (d) To authorize all disbursements by the Company pursuant to this Plan;
     (e) To maintain (or cause to be maintained) all the necessary records for administration of this Plan;
     (f) To make and publish such rules for the regulation of this Plan as are not inconsistent with the terms hereof;

     (g) To establish or to change the deemed investment options or arrangements under Article VI;
     (h) To hire agents, accountants, actuaries, consultants and legal counsel to assist in operating and administering the Plan;
     (i) To authorize one or more of its number, or any agent, to execute or deliver any instrument or to make any payment in its behalf.
     The Administrator’s decisions or determinations on matters under its authority shall be final and conclusive on all parties.
     8.04 Compensation, Indemnity and Liability.
          The Administrator (and, as applicable, each member thereof) shall serve without bond and without compensation for services hereunder. All expenses of the Plan and the Administrator shall be paid by the Company. Neither the Administrator nor any individual(s) serving as the Administrator shall be liable for any act or omission of any other individual(s), nor for any act or omission on his or her own part, excepting his or her own willful misconduct. The Company shall indemnify and hold harmless each Administrator against any and all expenses and liabilities, including reasonable legal fees and expenses, arising out of his or her service as the Administrator, excepting only expenses and liabilities arising out of his or her own willful misconduct.
ARTICLE IX
CLAIMS PROCEDURES
     9.01 Claims for Benefits.
          If a claim for benefits or for participation under this Plan is denied in whole or in part, a Participant will receive written notification. The notification will include specific reasons for the denial, specific reference to pertinent provisions of this Plan, a description of any additional material or information necessary to process the claim and why such material or information is necessary, and an explanation of the claims review procedure.
     9.02 Appeals of Denied Claims.
          Within ninety (90) days after the claim is denied, a Participant (or his or her duly authorized representative) may file a written request with the Administrator for a review of his or her denied claim. The Participant may review pertinent documents that were used in processing his or her claim, submit pertinent documents, and address issues and comments in writing to the Administrator. The Administrator will notify the Participant of his or her final decision in writing. In his or her response, the Administrator will explain the reason for the decision, with specific references to pertinent Plan provisions on which the decision was based.

ARTICLE X
AMENDMENT AND TERMINATION
     10.01 Amendments.
          The Administrator shall have the right in its sole discretion to amend this Plan in whole or in part at any time and in any manner, provided that such amendments do not cause the Plan to fail to comply with Section 409A. No Plan amendment shall reduce the amount credited to the Account of any Participant as of the date such amendment is adopted unless consented to by such Participant. Any amendment shall be in writing and adopted by the Administrator. All Participants and Beneficiaries shall be bound by such amendment.
     10.02 Termination of Plan.
          The Company, acting by the Administrator or through its Board of Directors, reserves the right to discontinue and terminate the Plan at any time, in whole or in part, for any reason, provided that such termination is effected in compliance with Section 409A.
ARTICLE XI
MISCELLANEOUS
     11.01 Right of the Company to Take Employment Actions.
          Participation in this Plan shall not give any Participant the right to be retained in the Company’s employ (or any right or interest in this Plan or any assets of the Company other than as herein provided). The Company reserves the right to terminate the employment of any Participant without any liability for any claim against the Company under this Plan, except for a claim for payment of deferrals as provided herein.
     11.02 Unfunded Obligation of the Company.
          The benefits provided by this Plan shall be unfunded. All amounts payable under this Plan to Participants shall be paid from the general assets of the Company. Nothing contained in this Plan shall require the Company to set aside or hold in trust any amounts or assets for the purpose of paying benefits to Participants. Neither a Participant, Beneficiary, nor any other person shall have any property interest, legal or equitable, in any specific asset of the Company. This Plan creates only a contractual obligation on the part of the Company, and the Participant shall have the status of a general unsecured creditor of the Company with respect to amounts of compensation deferred hereunder. Such a Participant shall not have any preference or priority over, the rights of any other unsecured general creditor of the Company.
     11.03 Other Plans.
          This Plan shall not affect the right of any Eligible Employee or Participant to participate in and receive benefits under and in accordance with the provisions of any other employee benefit plans which are now or hereafter maintained by the Company or any of its subsidiaries and affiliates, unless the terms of such other employee benefit plan or plans specifically provide otherwise or it would cause such other plan to violate a requirement for tax favored treatment.
     11.04 Receipt or Release.
          Any payment to a Participant in accordance with the provisions of this Plan shall, to the extent thereof, be in full satisfaction of all claims against the Administrator, the Company and any of its subsidiaries and affiliates, and the Administrator may require such Participant, as a condition precedent to such payment, to execute a receipt and release to such effect (provided that, to the extent the Company and any of its subsidiaries or affiliates, or the Administrator require a Participant to execute a release, the release requirement shall be structured in a manner that complies with Section 409A).
     11.05 Successors and Assigns; Nonalienation of Benefits.
          This Plan shall inure to the benefit of and is binding upon the parties hereto and their successors, heirs and assigns. A Participant’s rights and interest under this Plan shall not be assigned or transferred except as otherwise provided herein, and the Participant’s rights to benefit payments under this Plan shall not be subject to alienation, pledge or garnishment by or on behalf of creditors (including heirs, beneficiaries, or dependents) of the Participant or of a Beneficiary.
     11.06 Right to Withhold.
          To the extent required by law in effect at the time a distribution is made from this Plan, the Company, its affiliates or the agents of the foregoing shall have the right to withhold or deduct from any benefit payments any taxes required to be withheld by federal, state or local governments.
     11.07 Governing Law.
          This Plan shall be construed, administered, and governed in all respects in accordance with applicable federal law and, to the extent not preempted by federal law, in accordance with the laws of the Commonwealth of Pennsylvania (other than its laws relating to choice of law). If any provisions of this instrument shall be held by a court of competent jurisdiction to be invalid or unenforceable, the remaining provisions hereof shall continue to be fully effective.
     11.08 Severability.
          If any provision of this Plan is held unenforceable, the remainder of the Plan shall continue in full force and effect without regard to such unenforceable provision and shall be applied as though the unenforceable provision were not contained in the Plan.

     11.09 Headings.
          The headings of the Articles and Sections of this Plan are for reference only. In the event of a conflict between a heading and the contents of an Article or Section, the contents of the Article or Section shall control.
     11.10 Gender, Tense and Examples.
          In this Plan, whenever the context so indicates, the singular or plural number and the masculine, feminine, or neuter gender shall be deemed to include the other. Whenever an example is provided or the text uses the term “including” followed by a specific item or items, or there is a passage having a similar effect, such passage of the Plan shall be construed as if the phrase “without limitation” followed such example or term (or otherwise applied to such passage in a manner that avoids limitation on its breadth of application).
     11.11 Limitation of Liability.
          Notwithstanding any provision herein to the contrary, neither the Company nor any individual acting as employee or agent of the Company shall be liable to any Participant, former Participant, Beneficiary, or any other person for any claim, loss, liability or expense incurred in connection with this Plan, unless attributable to fraud or willful misconduct on the part of the Company or any such agent of the Company.
     11.12 Section 409A.
          The Plan is intended to comply with the applicable requirements of Section 409A, and shall be administered in accordance with Section 409A to the extent Section 409A applies to the Plan. Notwithstanding anything in the Plan to the contrary, elections to defer Compensation, as applicable, to the Plan, and distributions from the Plan, may only be made in a manner and upon an event permitted by Section 409A. To the extent that any provision of the Plan would cause a conflict with the requirements of Section 409A, or would cause the administration of the Plan to fail to satisfy the requirements of Section 409A, such provision shall be deemed null and void to the extent permitted by applicable law.
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